Exhibit 99.1

ServiceNow Reports Financial Results for Second Quarter 2012

93% Year-over-Year and 20% Quarter-over-Quarter Revenue Growth

SAN DIEGO – August 1, 2012 - ServiceNow, Inc. (NYSE: NOW), a leading provider of cloud-based services to automate enterprise IT operations, today announced its financial results for its second quarter of 2012.

Second quarter 2012 results:

•	Revenues of $56.8 million, an increase of 93% compared to the second quarter of 2011, and an increase of 20% from the first quarter of 2012.

•

A GAAP net loss for the quarter of $8.7 million, or a loss of $0.32 per basic and diluted share, compared to GAAP net income of $2.0 million, or net income of $0.02 per diluted share, in the second quarter of 2011.

•

A Non-GAAP net loss for the quarter of $3.1 million, or a net loss of $0.12 per basic and diluted share, compared to non-GAAP net income of $2.9 million, or net income of $0.05 per diluted share, in the second quarter of 2011 (see the table entitled “Results of Operations GAAP to Non-GAAP Reconciliation” for a reconciliation of these GAAP and non-GAAP financial measures).

•	Deferred Revenue of $131.1 million, a 13% increase over the $115.8 million reported at the end of the prior quarter.

•	Billings were $72.1 million, a 23% increase over the $58.5 million reported in the previous quarter and a 98% increase over the $36.5 million in the same period last year.

“ServiceNow’s second quarter results were highlighted by record revenues,” said Frank Slootman, chief executive officer of ServiceNow. “We added over 120 customers during the quarter, bringing our cumulative customer count to 1,201 worldwide, including many of the largest and most recognized companies in the world. We also achieved a customer renewal rate of 95%, a testament to the value the ServiceNow platform provides to our customers. Continued strong operational performance, coupled with the milestone of our initial public offering, have us well-positioned to execute on our growth strategy and our vision to transform IT.”

“We continued to show strong revenue execution during the second quarter, continuing to build out key elements of our infrastructure to position us for future growth,” added Michael Scarpelli, chief financial officer of ServiceNow. “We added 154 net new employees, bringing total headcount to 882, and we generated approximately $6.9 million in operating cash flow for the quarter.”

Financial Outlook

The non-GAAP financial guidance discussed below excludes stock based compensation expense and the related income tax impact (see table which reconciles these non-GAAP financial measures to the related GAAP measures).

For the third quarter of 2012, we expect:

•

Total revenues between $61 and $63 million, representing year-over-year growth between 78% and 84%. Our total third quarter revenues estimate consists of subscription revenues between $53 and $54 million and professional services and other revenues between $8 million and $9 million.

•	Subscription gross margin between 66% and 67%, professional services and other gross margin between (14%) and (19%), and overall gross margin between 55% and 56%.

•	Operating margin between (17%) and (19%).

•	A loss per basic and diluted share between $0.10 and $0.11 with weighted-average shares outstanding of approximately 121 million.

For the full year 2012 we expect revenues to fall within the range of $233 to $237 million, representing year-over-year growth between 82% and 85%. Our total annual revenues estimate consists of subscription revenues between $198 and $200 million and professional services and other revenues between $35 and $37 million.

Second quarter highlights

•

In June, ServiceNow became a public company and began trading on the New York Stock Exchange. On July 5, 2012, ServiceNow closed its initial public offering, issuing 10,350,000 shares of common stock at a price to the public of $18.00 per share, which included 1,350,000 shares of common stock issued upon the exercise in full of the underwriters’ over-allotment option. The offering generated net proceeds to the company of approximately $170 million.

•

In May, ServiceNow hosted Knowledge12, its annual user conference, in New Orleans with nearly 2,000 attendees to share best practices and to discover how ServiceNow can drive additional value in their business. This record number of attendees is up from nearly 1,000 last year.

•

In May, ServiceNow launched the ability for customers to take advantage of advanced high availability in its standard data centers. When advanced high availability is employed, customer production data will be replicated, in near real time, to a geographically separate data center. In the event of service disruption, the customer instance can be configured to fail over to an alternate data center.

•

In May, ServiceNow launched new services that enhance ServiceNow’s proven professional services methodology, StartNow. The methodology is built on best practices captured from hundreds of successful customer implementations and is now integrated into the ServiceNow platform itself. New offerings include ServiceNow Best Practice Workshops that align customer processes and technology with the ServiceNow platform and QuickStart packaged implementations that consolidate legacy systems as additional applications are deployed on the ServiceNow platform.

•

In May, ServiceNow announced a relationship with KPMG LLP to deliver service offerings to leverage the companies’ experience in cloud services and enterprise IT. KPMG will provide implementation support services, process design, process integration, and IT organizational change consulting for ServiceNow enterprise customers.

Conference Call Details

ServiceNow will host a conference call to discuss its financial results for the second quarter of 2012 to begin today at 2 p.m. PDT (5 p.m. EDT). Interested parties may listen to the call by dialing 800.798.2796 (passcode: 30521460), or if outside North America, by dialing 617.614.6204 (passcode: 30521460). Individuals may access the live teleconference from the investor relations section of the ServiceNow web site at http://investors.servicenow.com. The webcast will be archived for a period of 30 days.

An audio replay of the conference call will also be available two hours after the call and will run for seven days. To hear the replay interested parties may dial 888.286.8010 (passcode: 50733523), or if outside North America, by dialing 617.801.6888 (passcode: 50733523).

Statement regarding use of non-GAAP financial measures

The company reports non-GAAP results for gross margins, operating margins, net income or loss, basic and diluted income or loss per share, free cash flow and billings in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The company’s financial measures under GAAP include stock-based compensation expense and adjustments for capitalized software. Management believes the presentation of operating results excluding stock-based compensation expense and adjustments for capitalized software provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the company’s past and future operating performance.

Free cash flow, which is a non-GAAP financial measure, is calculated as GAAP net cash provided by operating activities reduced by purchases of property and equipment. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to invest in our business and fund ongoing operations. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Billings is calculated as revenue plus the change in total deferred revenue. Management believes that billings offers investors useful supplemental information regarding the performance of our business, and will help investors better understand the sales volumes and performance of our business.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward looking statements

This release contains “forward-looking statements” regarding our performance, including in the section entitled “Financial Outlook.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) possible fluctuations in our financial and operating results, (ii) our ability to grow at our expected rate of growth and anticipated revenue run rate, including our ability to convert deferred revenue and unbilled deferred revenue into revenue, successfully deploy new customers, and continue to release, and gain customer acceptance of, new and improved versions of our service, and (iii) errors, interruptions, delays, or security breaches of our service or web hosting.

Further information on these and other factors that could affect our financial results are included in our Form S-1 and in other filings we make with the Securities and Exchange Commission from time to time, including our Form 10-Q that will be filed for the second quarter ended June 30, 2012.

We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About ServiceNow

ServiceNow is a leading provider of cloud-based services that automate enterprise IT operations. We focus on transforming enterprise IT by automating and standardizing business processes and consolidating IT across the global enterprise. Organizations deploy our service to create a single system of record for enterprise IT, lower operational costs and enhance efficiency. Additionally, our customers use our extensible platform to build custom applications for automating activities unique to their business requirements. For more information visit http://www.servicenow.com.

Any unreleased services, features or functions referenced in this document, our website or other press releases or public statements that are not currently available are subject to change at ServiceNow’s discretion and may not be delivered as planned or at all. Customers who purchase ServiceNow services should make their purchase decisions based upon services, features and functions that are currently available.

Copyright © 2012. ServiceNow. All rights reserved. ServiceNow, StartNow, QuickStart and the ServiceNow logo are trademarks of ServiceNow. All other brand and product names are trademarks or registered trademarks of their respective holders.

# # #

ServiceNow media relations contacts:

Steve Schick

408-961-2349

press@servicenow.com

Kim Gengler

415.905.4045

kim.gengler@horngroup.com

ServiceNow investor relations contact:

858.345.1756

ir@servicenow.com

ServiceNow, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
	(Unaudited)
Revenues:
Subscription	$46,820	$24,776	$86,361	$46,000
Professional services and other	9,954	4,709	17,844	8,697

Total revenues	56,774	29,485	104,205	54,697

Cost of revenues (1):
Subscription	14,239	4,764	25,251	9,215
Professional services and other	8,652	4,723	18,876	9,486

Total cost of revenues	22,891	9,487	44,127	18,701

Gross profit	33,883	19,998	60,078	35,996

Operating expenses (1):
Sales and marketing	26,909	12,086	46,216	20,395
Research and development (2)	9,272	2,361	15,315	4,246
General and administrative	6,819	3,282	13,246	5,962

Total operating expenses	43,000	17,729	74,777	30,603

Income (loss) from operations	(9,117)	2,269	(14,699)	5,393
Interest and other income, net	41	65	533	317

Income (loss) before provision for income taxes	(9,076)	2,334	(14,166)	5,710
Provision for (benefit from) income taxes	(352)	298	198	683

Net income (loss)	$(8,724)	$2,036	$(14,364)	$5,027

Net income (loss) per share attributable to common stockholders:
Basic	$(0.32)	$0.02	$(0.55)	$0.05

Diluted	$(0.32)	$0.02	$(0.55)	$0.04

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	27,788,547	19,668,851	26,452,100	19,188,210

Diluted	27,788,547	29,584,225	26,452,100	28,933,574

(1)	Includes total stock-based compensation expense for stock-based awards:

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Cost of revenues:
Subscription	$706	$167	$1,238	$323
Professional services and other	277	42	469	80
Sales and marketing	2,482	285	3,953	573
Research and development	1,541	118	2,202	261
General and administrative	1,451	466	2,513	596

(2)

The Company recorded an out of period adjustment during the quarter ended June 30, 2012 to reflect the correction of an immaterial error related to software development costs of $0.7 million that was improperly capitalized during the quarter ended March 31, 2012. The correction of this error had no effect on the results of operations for the six months ended June 30, 2012.

ServiceNow, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2012	December 31, 2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$65,482	$68,088
Restricted cash	37	45
Short-term investments	22,795	—
Accounts receivable	47,334	44,860
Current portion of deferred commissions	10,219	6,087
Prepaid expenses and other current assets	4,671	9,883
Current portion of deferred tax assets	1,544	1,544

Total current assets	152,082	130,507
Deferred commissions, less current portion	8,151	4,597
Property and equipment, net	35,452	20,695
Deferred tax asset, less current portion	174	—
Other assets	4,613	524

Total assets	$200,472	$156,323

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$8,550	$9,411
Accrued expenses and other current liabilities	29,658	25,608
Current portion of deferred revenue	113,167	91,087
Current portion of deferred rent	430	455

Total current liabilities	151,805	126,561
Deferred revenue, less current portion	17,902	13,549
Deferred rent, less current portion	2,902	2,935
Other long-term liabilities	2,510	2,532
Convertible preferred stock	68,481	68,172
Stockholders’ deficit	(43,128)	(57,426)

Total liabilities, convertible preferred stock and stockholders’ deficit	$200,472	$156,323

ServiceNow, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(8,724)	$2,036	$(14,364)	$5,027
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	2,826	564	4,873	970
Amortization of net premium on short-term investments	98	—	98	—
Amortization of deferred commissions	3,001	1,276	5,344	2,381
Stock-based compensation	6,457	1,078	10,375	1,833
Tax benefit from exercise of stock options	703	22	(257)	(21)
Deferred income taxes	(174)	—	(174)	—
(Gain) Loss on disposal of property and equipment	—	—	(1)	60
Changes in operating assets and liabilities:
Accounts receivable	(4,781)	1,371	(2,723)	(7,131)
Deferred commissions	(7,823)	(1,847)	(13,076)	(3,388)
Prepaid expenses and other current assets	1,031	(765)	5,203	(2,312)
Other assets	(1,882)	(5)	(2,923)	(220)
Accounts payable	(470)	167	1,269	1,099
Accrued expenses and other current liabilities	920	1,237	2,646	3,869
Deferred rent	(7)	563	(58)	3,236
Deferred revenue	15,764	6,976	26,786	21,358
Other long-term liabilities	—	(2)	—	(4)

Net cash provided by operating activities	6,939	12,671	23,018	26,757

Cash flows from investing activities:
Purchases of property and equipment	(11,668)	(2,850)	(20,226)	(6,676)
Purchases of investments	(8,575)	—	(23,919)	—
Sale of investments	1,025	—	1,025	—
Restricted cash	—	—	8	150

Net cash used in investing activities	(19,218)	(2,850)	(43,112)	(6,526)

Cash flows from financing activities:
Proceeds from exercise of stock options	832	250	2,132	341
Proceeds from early exercise of stock options	137	212	1,025	643
Tax benefit from exercise of stock options	(703)	(22)	257	21
Net proceeds from issuance of common stock	—	—	17,848	—
Purchases of common stock and restricted stock from stockholders	(891)	—	(1,960)	—
Offering costs in connection with initial public offering	(1,164)	—	(1,164)	—

Net cash provided by (used in) financing activities	(1,789)	440	18,138	1,005

Foreign currency effect on cash	(590)	(81)	(650)	160

Net increase (decrease) in cash and cash equivalents	(14,658)	10,180	(2,606)	21,396
Cash and cash equivalents at beginning of period	80,140	49,673	68,088	38,457

Cash and cash equivalents at end of period	$65,482	$59,853	$65,482	$59,853

Calculation of free cash flow (a non-GAAP measure):
Net cash provided by operating activities	$6,939	$12,671	$23,018	$26,757
Purchases of property and equipment	(11,668)	(2,850)	(20,226)	(6,676)

Free cash flow	$(4,729)	$9,821	$2,792	$20,081

ServiceNow, Inc.

Results of Operations GAAP to Non-GAAP Reconciliation

(in thousands except share and per share data)

(Unaudited)

	Three Months Ended
	March 31, 2012
	GAAP	Adjustments	Non-GAAP
Reconciliation of gross profit:
Revenues:
Subscription	$39,541	$—	$39,541
Professional services and other	7,890	—	7,890

Total revenues	47,431	—	47,431

Cost of revenues (1):
Subscription	11,012	(532)	10,480
Professional services and other	10,224	(192)	10,032

Total cost of revenues	21,236	(724)	20,512

Gross profit:
Subscription	28,529	532	29,061
Professional services and other	(2,334)	192	(2,142)

Total gross profit	$26,195	$724	$26,919

Reconciliation of operating expenses:
Operating expenses (1):
Sales and marketing	$19,307	$(1,471)	$17,836
Research and development (2)	6,043	71	6,114
General and administrative	6,427	(1,062)	5,365

Total operating expenses	$31,777	$(2,462)	$29,315

Reconciliation of income loss from operations, provision for income taxes, net loss, net income loss per share, and pro forma net loss per share:
Loss from operations	$(5,582)	$3,186	$(2,396)

Loss before provision for income taxes	$(5,090)	$3,186	$(1,904)
Provision for income taxes (1), (2)	550	608	1,158

Net loss	$(5,640)	$2,578	$(3,062)

Net loss per share attributable to common
Basic	$(0.23)	$0.10	$(0.13)

Diluted	$(0.23)	$0.10	$(0.13)

Weighted-average shares used to compute net
Basic	25,123,582		25,123,582

Diluted	25,123,582		25,123,582

Pro forma net loss per share attributable to common stockholders (3):
Basic and diluted	$(0.05)	$0.02	$(0.03)

Pro forma weighted-average shares used to compute net loss per share attributable to common stockholders (3):
Basic and diluted	119,176,598		119,176,598

(1)	Adjustment includes stock-based compensation and the related tax effect.
(2)

Adjustment includes $0.7 million of research and development expenses that were capitalized related to software development costs incurred during the development of the Company’s feature release for its service offering and the related tax effect.

(3)

Pro forma adjustments include the sale of 10,350,000 shares of common stock in the Company’s initial public offering (IPO) and the conversion of all outstanding shares of its convertible preferred stock into an aggregate of 83,703,016 shares of common stock upon the closing of the IPO effective July 5, 2012.

ServiceNow, Inc.

Results of Operations GAAP to Non-GAAP Reconciliation

(in thousands except share and per share data)

(Unaudited)

	Three Months Ended
	June 30, 2012			June 30, 2011
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Reconciliation of gross profit:
Revenues:
Subscription	$46,820	$—	$46,820	$24,776	$—	$24,776
Professional services and other	9,954	—	9,954	4,709	—	4,709

Total revenues	56,774	—	56,774	29,485	—	29,485

Cost of revenues (1):
Subscription	14,239	(706)	13,533	4,764	(167)	4,597
Professional services and other	8,652	(277)	8,375	4,723	(42)	4,681

Total cost of revenues	22,891	(983)	21,908	9,487	(209)	9,278

Gross profit:
Subscription	32,581	706	33,287	20,012	167	20,179
Professional services and other	1,302	277	1,579	(14)	42	28

Total gross profit	$33,883	$983	$34,866	$19,998	$209	$20,207

Reconciliation of operating expenses:
Operating expenses (1):
Sales and marketing	$26,909	$(2,482)	$24,427	$12,086	$(285)	$11,801
Research and development (2)	9,272	(2,273)	6,999	2,361	(118)	2,243
General and administrative	6,819	(1,451)	5,368	3,282	(466)	2,816

Total operating expenses	$43,000	$(6,206)	$36,794	$17,729	$(869)	$16,860

Reconciliation of income (loss) from operations, provision for (benefit from) income taxes, net income (loss), net income (loss) per share, and pro forma net loss per share:
Income (loss) from operations	$(9,117)	$7,189	$(1,928)	$2,269	$1,078	$3,347

Income (loss) before provision for (benefit from) income taxes	$(9,076)	$7,189	$(1,887)	$2,334	$1,078	$3,412
Provision for income taxes (1), (2)	(352)	1,574	1,222	298	197	495

Net income (loss)	$(8,724)	$5,615	$(3,109)	$2,036	$881	$2,917

Net income (loss) per share attributable to common stockholders:
Basic	$(0.32)	$0.20	$(0.12)	$0.02	$0.04	$0.06

Diluted	$(0.32)	$0.20	$(0.12)	$0.02	$0.03	$0.05

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	27,788,547		27,788,547	19,668,851		19,668,851

Diluted	27,788,547		27,788,547	29,584,225		29,584,225

Pro forma net loss per share attributable to common stockholders (3):
Basic and diluted	$(0.07)	$0.04	$(0.03)

Pro forma weighted-average shares used to compute net loss per share attributable to common stockholders (3):
Basic and diluted	121,841,563		121,841,563

(1)	Adjustment includes stock-based compensation and the related tax effect.
(2)

Adjustment includes $0.7 million of additional research and development expenses that were recorded during the quarter and the related tax effect for the correction of an immaterial error related to software development costs that were improperly capitalized during the quarter ended March 31, 2012.

(3)

Pro forma adjustments include the sale of 10,350,000 shares of common stock in the Company’s IPO and the conversion of all outstanding shares of its convertible preferred stock into an aggregate of 83,703,016 shares of common stock upon the closing of the IPO effective July 5, 2012.

ServiceNow, Inc.

Results of Operations GAAP to Non-GAAP Reconciliation

(in thousands except share and per share data)

(Unaudited)

	Six Months Ended
	June 30, 2012			June 30, 2011
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Reconciliation of gross profit:
Revenues:
Subscription	$86,361	$—	$86,361	$46,000	$—	$46,000
Professional services and other	17,844	—	17,844	8,697	—	8,697

Total revenues	104,205	—	104,205	54,697	—	54,697

Cost of revenues (1):
Subscription	25,251	(1,238)	24,013	9,215	(323)	8,892
Professional services and other	18,876	(469)	18,407	9,486	(80)	9,406

Total cost of revenues	44,127	(1,707)	42,420	18,701	(403)	18,298

Gross profit:
Subscription	61,110	1,238	62,348	36,785	323	37,108
Professional services and other	(1,032)	469	(563)	(789)	80	(709)

Total gross profit	$60,078	$1,707	$61,785	$35,996	$403	$36,399

Reconciliation of operating expenses:
Operating expenses (1):
Sales and marketing	$46,216	$(3,953)	$42,263	$20,395	$(573)	$19,822
Research and development	15,315	(2,202)	13,113	4,246	(261)	3,985
General and administrative	13,246	(2,513)	10,733	5,962	(596)	5,366

Total operating expenses	$74,777	$(8,668)	$66,109	$30,603	$(1,430)	$29,173

Reconciliation of income (loss) from operations, provision for income taxes, net income (loss), net income (loss) per share, and pro forma net loss per share:
Income (loss) from operations	$(14,699)	$10,375	$(4,324)	$5,393	$1,833	$7,226

Income (loss) before provision for income taxes	$(14,166)	$10,375	$(3,791)	$5,710	$1,833	$7,543
Provision for income taxes (1)	198	2,131	2,329	683	277	960

Net income (loss)	$(14,364)	$8,244	$(6,120)	$5,027	$1,556	$6,583

Net income (loss) per share attributable to common stockholders:
Basic	$(0.55)	$0.31	$(0.24)	$0.05	$0.08	$0.13

Diluted	$(0.55)	$0.31	$(0.24)	$0.04	$0.06	$0.10

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	26,452,100		26,452,100	19,188,210		19,188,210

Diluted	26,452,100		26,452,100	28,933,574		28,933,574

Pro forma net loss per share attributable to common stockholders (2):
Basic and diluted	$(0.12)	$0.07	$(0.05)

Pro forma weighted-average shares used to compute net loss per share attributable to common stockholders (2):
Basic and diluted	120,505,116		120,505,116

(1)	Adjustment includes stock-based compensation and the related tax effect.
(2)

Pro forma adjustments include the sale of 10,350,000 shares of common stock in the Company’s IPO and the conversion of all outstanding shares of its convertible preferred stock into an aggregate of 83,703,016 shares of common stock upon the closing of the IPO effective July 5, 2012.

ServiceNow, Inc.

Non-GAAP Billings Reconciliation

(in thousands)

(Unaudited)

	Three Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011
Total revenues	$56,774	$47,431	$29,485
Deferred revenue, end of period	131,069	115,757	74,646
Less: deferred revenue, beginning of period	115,757	104,636	67,670

Billings	$72,086	$58,552	$36,461

ServiceNow, Inc.

Reconciliation of Non-GAAP Financial Guidance

The financial guidance provided below is an estimate based on information available as of August 1, 2012. The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company’s financial results are stated above in this press release. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form S-1 and the Company’s Form 10-Q for the fiscal quarter ended June 30, 2012 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Three Months Ended September 30, 2012
Non-GAAP subscription gross margin	66% - 67%
Stock-based compensation expense	(2%)

GAAP subscription gross margin	64% - 65%

Non-GAAP professional services and other gross margin	(19%) - (14%)
Stock-based compensation expense	(9%)

GAAP professional services and other gross margin	(28%) - (23%)

Non-GAAP total gross margin	55% - 56%
Stock-based compensation expense	(3%)

GAAP total gross margin	52% - 53%

Non-GAAP operating margin	(19%) - (17%)
Stock-based compensation expense	(15%)

GAAP operating margin	(34%) - (32%)

Non-GAAP basic and diluted net loss per share	($0.11) - ($0.10)
Stock-based compensation expense	($0.08)
Incremental non-GAAP tax expense (1)	$0.02

GAAP basic and diluted net loss per share	($0.17) - ($0.16)

(1)	Incremental non-GAAP tax expense reflects the increase to GAAP tax expense related to the non-GAAP stock-based compensation expense adjustments.